                              LIQUI-BOX CORPORATION


                      EXECUTIVE DEFERRED COMPENSATION PLAN




                           EFFECTIVE: DECEMBER 1, 1999

                              LIQUI-BOX CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN


Effective December 1, 1999, Liqui-Box Corporation adopts this Plan to provide deferred compensation to a select group of its management or highly compensated employees. This Plan is intended to be an unfunded, nonqualified program of deferred compensation within the meaning of Title I of ERISA.

                                    ARTICLE I
                                   DEFINITIONS

Whenever used in this Plan, the following words and phrases will have the meaning given below. Also, the singular form of any term will include the plural, the plural form will include the singular, the masculine pronoun will include the feminine and the feminine pronoun will include the masculine. Other words and phrases also may be defined in the Plan text.

ACCOUNTS means the Nonqualified Employee Deferral Accounts, Employer Nonqualified Matching Contribution Accounts, Nonqualified Stock Option Accounts and Employer Discretionary Contribution Accounts described in Section 4.01.

AFFILIATE means any entity which, together with the Company, is a member of a controlled group of corporations or of a commonly controlled group of trades or businesses [as defined in Code (delta)(delta)414(b) and (c), as modified by Code(delta)415(h)] or of an affiliated service group [as defined in Code (delta)414(m)] or other organization described in Code (delta)414(o).

BENEFICIARY means the person or persons designated by a Participant under
Section 2.02 to receive any death benefits payable under Section 6.03.

BOARD means the Company's board of directors.

CHANGE IN CONTROL means the earliest of any of the following:

         (a) A date after the Effective Date that any entity or person (including a "group" as defined in Section 13(d)(3) of the Exchange
         Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 20 percent or more of the Company's outstanding Common Shares. However, a Change in Control under this paragraph will be determined without regard to:

                    (i) Any acquisition by or through an employee benefit plan maintained by the Company or any Affiliate;

                    (ii) Any acquisition through a stock option program maintained by the Company or any Affiliate;

                    (iii) Any acquisition through inheritance, gift, bequest or by operation of law on the death of an individual by distribution from a trust in existence on the Effective Date; or

                    (iv) The redemption of Common Shares by the Company.


               (b) The date the Company's shareholders approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation in which the Company is not the continuing or surviving corporation or pursuant to which any Common Shares would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of Common Shares immediately before the merger have the same proportionate ownership of shares of the surviving corporation immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of substantially all of the Company's assets.

               (c) The date there is a change in a majority of the Board within a 12 month period; provided, however, that any new director whose nomination for election by the Company's shareholders was approved, or who was appointed or elected to the Board by, the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12 month period will not be counted when determining if there has been a change in the majority of the Board.

CODE means the Internal Revenue Code of 1986, as amended.

COMMITTEE means the Plan Committee described in Article VII.

COMMON SHARES means the common shares of the Company, without par value.

COMPANY means Liqui-Box Corporation and any successor to it.

COMPENSATION means (a) each Participant's taxable remuneration (including salary and incentive bonuses) earned from an Employer after the latest of (i) the Effective Date, (ii) the date he or she becomes a Participant or (iii) the date specified in the Participant's Deferral Notice, (b) reduced by any non-cash remuneration and (c) increased by deferrals made during the same period under
(i) the Qualified 401K Plan, (ii) this Plan and (iii) any cafeteria plan maintained by an Employer under Code (delta)125.

DEFERRAL NOTICE means the notice that each Executive must complete to specify the portion of his or her Compensation to be deferred under the Plan. In addition, a Participant's Deferral Notice may specify the portion of any gain on the exercise of any Nonqualified Stock Option that is to be deferred under the Plan. Although a copy of this form is attached to the Plan, it is not a part of the Plan and may be modified by the Committee without separate action by the Board.

EFFECTIVE DATE means December 1, 1999.

EMPLOYER means the Company and any Affiliate which, with the Company's consent, adopts this Plan.

EMPLOYER DISCRETIONARY CONTRIBUTION ACCOUNT means the account established for any Participant to whom the Board or the Board's compensation committee awards an Employer Discretionary Contribution described in Section 3.03.

EMPLOYER NONQUALIFIED MATCHING CONTRIBUTION ACCOUNT means the account established for each Participant to which Nonqualified Employer Matching Contributions described in Section 3.02 are allocated.

ENROLLMENT FORM means the form that each Executive must complete before he or she may participate in the Plan. To be effective, this notice must include all of the information described in Section 2.01(b). Although a copy of this form is attached to the Plan, it is not a part of the Plan and may be modified by the Committee without separate action by the Board.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

EXECUTIVE means each (a) officer of the Company or an Affiliate or (b) employee of the Company or an Affiliate who is included in the "B-1," "C" or "D" incentive bonus pools and (c) who also is a member of a select group of management or highly compensated employees of the Company or an Affiliate.

INACTIVE PARTICIPANT means a Participant who is actively employed by an Employer but (a) no longer meets the eligibility conditions described in Section 2.01 or
(b) has suspended his or her deferrals under Sections 3.01(b) and 3.04 and is not receiving an allocation under Section 3.03.

INVESTMENT FUNDS means the funds established by the Committee under Section
5.01. At least one Investment Fund must be comprised of securities other than Common Shares.

NONQUALIFIED EMPLOYEE DEFERRAL ACCOUNT means the account established for each Participant to which the deferrals described in Section 3.01 are allocated.

NONQUALIFIED STOCK OPTION means any nonqualified stock option granted to an Executive under any stock option or stock incentive plan or program maintained by the Company.

NONQUALIFIED STOCK OPTION ACCOUNT means the account established for each Participant to which the deferrals described in Section 3.03 are allocated.

PARTICIPANT means (a) an Executive who is participating in the Plan as provided in Section 2.01, (b) an Inactive Participant or (c) a former Executive who has terminated employment with each Employer but for whom Participant Accounts are being maintained.

PLAN means the Liqui-Box Corporation Executive Deferred Compensation Plan, as described in this document and any amendments to it.


                                       3
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PLAN YEAR means the calendar year. For the initial year of the Plan, the Plan
Year will be a short year, beginning on the Effective Date and ending on December 31, 1999.

QUALIFIED 401K PLAN means the Liqui-Box Corporation Employees' Profit Sharing and Salary Deferral Plan and any amendments to it.

QUALIFIED 401K LIMIT means (a) the limits imposed by Code
(delta)(delta)401(a)(17), 402(g) and 415 and (b) the actual deferral and contribution percentages for highly compensated employees calculated under the Qualified 401K Plan for the year that any Deferral Notice is in effect.

SPOUSE OR SURVIVING SPOUSE means an individual who is legally married to the Participant.

TRUST AGREEMENT means the separate agreement between the Company and the Trustee described in Article X.

TRUSTEE means the person appointed to administer the fund created under the Trust Agreement.

VALUATION DATE means the last day of each calendar quarter ending with or within each Plan Year, or more frequent periods if the Committee, in its sole discretion, decides that more frequent valuations are needed for any reason.

YEAR OF SERVICE means a year of service credited to a Participant under the Qualified 401K Plan for purposes of calculating the extent to which the Participant is vested in his or her Qualified 401K Plan benefit.


                                   ARTICLE II
                                  PARTICIPATION

2.01.  ELIGIBILITY AND ELECTION TO PARTICIPATE

(a) In its sole discretion, the Committee will decide which Executives may participate in the Plan and the earliest date on which they may participate.

(b) Before he or she may participate in the Plan, each eligible Executive must complete:

         (i) An Enrollment Form specifying (A) the date on which the Executive elects to participate (which may not be earlier than the date specified by the Committee), (B) the time when his or her Accounts will be distributed (Section 6.02), (C) if appropriate, how his or her Accounts will be distributed (Section 6.06), (D) how the value of his or her Accounts will be measured (subject to the restrictions imposed under Section 5.01), and (E) his or her Beneficiary.

         (ii) A Deferral Notice, to specify (A) the portion of his or her Compensation to be deferred to the Plan and the portion (if any) of his or her gain on the exercise of any Nonqualified Stock Option to be deferred to the Plan.


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

The elections made in an Enrollment Form and a Deferral Notice will continue to be effective until changed.

(c) An eligible Executive will continue to participate until the earlier of the date he or she (i) becomes an Inactive Participant or (ii) terminates employment with all Employers.

2.02.  DESIGNATION OF BENEFICIARY

(a) Each Executive must designate one or more Beneficiaries when he or she completes an Enrollment Form. Unless a Participant who designates more than one Beneficiary also specifies the sequence or the portion of the death benefit to be paid to each Beneficiary, the death benefit will be paid in equal shares to all named Beneficiaries.

(b) A Participant may change his or her Beneficiary at any time by identifying the new Beneficiary in the appropriate portion of a revised Enrollment Form and delivering that completed form to the Committee. No change of Beneficiary will be effective until the revised Enrollment Form is received by the Committee. The identity of a Participant's Beneficiary will be based only on the designation in the form described in this Section and will not be inferred from any other evidence.

(c) If a Participant has not made an effective Beneficiary designation or if all of his or her Beneficiaries die before the Participant, Plan death benefits will be paid to the Participant's Surviving Spouse. If there is no Surviving Spouse, these death benefits will be paid (i) to the Participant's issue, then living, per stirpes; or, if there are none (ii) to the Participant's executors or administrators. Any minor's share of a Plan death benefit will be paid to the adult who has been appointed to act as the minor's legal guardian and who has assumed custody and support of that minor.

(d) The Participant and the Beneficiary (and not the Committee) are responsible for ensuring that the Committee has the Beneficiary's current address.



                                   ARTICLE III
                                  CONTRIBUTIONS

3.01.  PARTICIPANT DEFERRALS

(a) For each Plan Year, every Participant may defer up to 100 percent of his or her Compensation. The Committee will establish deferral election procedures that must be followed to make this election. Each Participant's deferrals will be credited first to his or her account under the Qualified 401K Plan. However, after the Qualified 401K Limit has been reached for the year, all subsequent deferrals will be credited under this Plan to the Participant's Nonqualified Employee Deferral Account.

(b) A Participant may change or suspend the amount being deferred under paragraph (a) by revising the appropriate Deferral Notice or Enrollment Form in accordance with rules established by the Committee. Subject to Section 2.01(a), a Participant who suspends his or her deferrals under paragraph (a) may rejoin the Plan by returning to the Committee a completed Enrollment Form and by completing a Deferral Notice that includes all of the information described in
Section 2.01(b). A suspension of his or her deferrals under paragraph (a) will have no effect on the Participant's ability to make a deferral election under
Section 3.04.

(c) Participant deferrals under paragraph (a) will be made only by payroll deductions authorized by the Participant.

3.02.  EMPLOYER NONQUALIFIED MATCHING CONTRIBUTIONS

(a) For each Plan Year, the Employer will contribute for each Participant the amount calculated under the following formula:

         (i) The smaller of (A) the deferral made under Section 3.01(a) or (B) the deferral made under Section 3.01(a) that would have been matched under the Qualified 401K Plan but for the Qualified 401K Limits, MULTIPLIED BY

         (ii) The rate at which these deferrals are matched under the Qualified 401K Plan for that Plan Year, MINUS

         (iii) The actual matching contribution made for that Plan Year under the Qualified 401K Plan.

(b) Employer Nonqualified Matching Contributions calculated under this formula will be allocated to the Employer Nonqualified Matching Contribution Accounts of Participants who both (i) deferred a portion of their Compensation to the Plan for the Plan Year for which the matching contribution is made; and (ii) are employed by an Employer on the last day of the Plan Year for which the contribution is made. The Committee will determine the time and manner in which Employer Nonqualified Matching Contributions will be made.

3.03     EMPLOYER DISCRETIONARY CONTRIBUTIONS

The Board or the Board's compensation committee may make Employer Discretionary Contributions for any Plan Year. This contribution may be different for each Plan Year. Also, the Board or the Board's compensation committee may decide to make no Employer Discretionary Contribution for any Plan Year or to make different Employer Discretionary Contributions for each Participant. Any Employer Discretionary Contribution will be allocated to the Employer Discretionary Contribution Account established for the Executive for whose benefit this contribution is made.

3.04     NONQUALIFIED STOCK OPTION DEFERRALS

By completing the appropriate portion of the Deferral Notice, each Executive may elect to defer any gain that would otherwise be recognized on the exercise of any Nonqualified Stock Option. If this is done, any gain that the Executive otherwise would have received on the exercise of the Nonqualified Stock Option will be credited to his or her Nonqualified Stock Option Account. However, an Executive may defer this gain only if (a) he or she exercises the Nonqualified Stock Options under the terms of the plan or program through which the Nonqualified Stock Options are issued and (b) that plan or program provides that the gain may be deferred under this Plan. Once made, an election under this Section may not be revoked.


                                   ARTICLE IV
                       PARTICIPANT'S ACCOUNTS; ALLOCATIONS

4.01.  PARTICIPANT'S ACCOUNTS

The Committee will maintain:

(a) An Employer Nonqualified Matching Contribution Account to record the Participant's share of:

         (i) The Employer Nonqualified Matching Contributions calculated under
         Section 3.02, adjusted by the net income, gains or losses attributable to those amounts (Section 4.02); MINUS

         (ii) Any distributions made from this account.

(b)      A Nonqualified Employee Deferral Account to record:

         (i) The Participant's deferrals calculated under Section 3.01, adjusted by the net income, gains or losses attributable to those amounts (Section 4.02); MINUS

         (ii) Any withdrawals or distributions made from this account.

(c)      An Employer Discretionary Contribution Account to record:

         (i) Any Employer Discretionary Contributions awarded to that Participant under Section 3.03, adjusted by the net income, gains and losses attributable to those amounts (Section 4.02) MINUS

         (ii) Any distributions from this account.

(d)      A Nonqualified Stock Option Account to record:


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

         (i) The amount of any the Participant has elected to defer on the exercise of his or her Nonqualified Stock Options under Section 3.04, adjusted by the net income, gains and losses attributable to those amounts (Section 4.02) MINUS

         (ii) Any distributions from this account.


4.02.  CALCULATING NET GAINS OR LOSSES; CREDITING OF ACCOUNTS

As of each Valuation Date, the fair market value of each Investment Fund will be calculated under Section 5.02. Any increase or decrease in the value of each Investment Fund, less associated administrative and other Plan expenses described in Section 7.07, will be allocated to the Accounts of each Participant who invested in that fund since the preceding Valuation Date. This allocation will be based on (a) the value of the Investment Fund on the preceding valuation date and (b) the portion of that value comprised of the Participant's Accounts.


                                    ARTICLE V
               INVESTMENT OF CONTRIBUTIONS AND VALUATION OF FUNDS

5.01.  INVESTMENT FUNDS

(a) The Committee will establish and maintain one or more Investment Funds under the Trust described in Article X. Each Participant must select the Investment Fund or funds into which amounts credited to his or her Employer Nonqualified Matching Contribution Account, Nonqualified Employee Deferral Account and Employer Discretionary Contribution Account will be invested. This is done by completing the appropriate section of the Enrollment Form. The Committee will establish and announce to Participants rules and regulations relating to Participants' investment selections, including the frequency with which investment selections may be changed and the minimum percentage of a Participant's Account that may be treated as invested in each Investment Fund.

(b) Subject to Section 6.09, all amounts held in a Participant's Nonqualified Stock Option Account will be invested in Common Shares. These shares will be credited with any stock and cash dividends paid with respect to other Common Shares of the same class and type and will be adjusted for any stock splits. Cash dividends paid with respect to these Common Shares will be invested as provided in Section 5.01(a). Stock dividends will be held in Common Shares.

5.02.  VALUATION OF INVESTMENT FUNDS

As of each Valuation Date, the Committee will determine the actual market value of each Investment Fund established under Section 5.01. The value of each Investment Fund will be allocated to Participants' Accounts as provided in
Section 4.02.

                                   ARTICLE VI
                       AMOUNT AND DISTRIBUTION OF BENEFITS

6.01.  DISTRIBUTION EVENTS

Participants' Accounts will be distributed at the earliest of (a) the time the Participant specifies in his or her Enrollment Form (Section 6.02) or (b) the date the Participant (i) dies (Section 6.03), (ii) becomes disabled (Section 6.04), (iii) incurs a financial hardship (Section 6.05) or (iv) terminates employment with all Employers.

6.02.  SPECIFIED DISTRIBUTIONS

Subject to Section 9.01, when completing an Enrollment Form, each Participant must specify the date that the value of his or her Accounts will be distributed. Once made, this election will continue to apply until it is changed, subject to any limitations imposed by the Committee.

6.03.  DEATH BENEFITS

The vested value of the Accounts maintained for a deceased Participant will be paid to that Participant's Beneficiary as of the Valuation Date following the Participant's death and in the form selected in the Enrollment Form. Any Beneficiary claiming a death benefit under the Plan must provide the Committee with satisfactory proof of the Participant's death before any death benefit will be paid. These distributions will be made in the form described in Section 6.06.

6.04.  DISABILITY BENEFITS

A Participant who becomes disabled will receive a distribution of the vested value of his or her Accounts, determined as of the Valuation Date following the date the disability is established in the form selected in the Enrollment Form. A Participant will be considered disabled on the date that it is established by a licensed physician selected by the Committee that he or she is not able to engage in any substantial gainful activity because of a medically determinable physical or mental impairment that is expected to result in death or to be of long, continued and indefinite duration. The Committee will consistently apply uniform principles when determining if a Participant is disabled. These distributions will be made in the form described in Section 6.06.

6.05.  HARDSHIP WITHDRAWALS

In its sole discretion, the Committee may distribute all or a portion of the vested value of a Participant's Beneficiary's Nonqualified Employee Deferral Account and Nonqualified Stock Option Account before the date otherwise determined under Section 6.02 if the Committee decides that the applicant has encountered a severe financial hardship. For these purposes, an applicant will have incurred a "severe financial hardship" only if he or she needs an immediate distribution to meet a current and heavy financial expense associated with (i) a sudden or unexpected illness or accident incurred by the applicant or a member of the applicant's immediate family or (ii) the loss of the applicant's property due to casualty or other similar extraordinary and unforeseeable circumstance attributable to events beyond the applicant's control. A distribution based on financial hardship will be made in a lump sum and will not be larger than the smaller of (iii) the amount needed to meet the immediate financial need created by the hardship, reduced by the value of the amount that may be withdrawn as a hardship withdrawal from the Qualified 401K Plan or (iv) the value of the applicant's Nonqualified Employee Deferral and Nonqualified Stock Option Accounts as of the most recent Valuation Date. If a financial event qualifies as a "hardship" under both this Plan and the Qualified 401K Plan, an applicant may not withdraw any amount from this Plan until he or she has made the maximum withdrawal allowable under the Qualified 401K Plan and any withdrawal rights under this Plan will not be available for purposes of calculating the amount that may be withdrawn from the Qualified 401K Plan.

6.06.  AMOUNT AND PAYMENT OF WITHDRAWALS

Subject to Sections 6.09 and 9.01, all distributions made from the Plan to a Participant or to his or her Beneficiary will be effective as of the Valuation Date immediately preceding the date the distribution is to be made and will be paid in the form the Participant selected from among those described in the Enrollment Form. These distribution forms will be limited to (i) a single lump sum payment of the full value of the Participant's Account, or (ii) a series of monthly, quarterly or annual installments (whichever the Participant selected) for a period not longer than ten years. A Participant or Beneficiary may ask the Committee to change the form in which his or her benefit will (or is) being distributed. This request must be made in writing and, unless it relates to a hardship distribution described in Section 6.05, will be approved by the Committee only to the extent that it affects distributions made more than 12 months after the date that request is received by the Committee. Once a Participant's Accounts have been fully distributed, the Company, all Employers and the Plan will have no further liability to the Participant or, if appropriate, to his or her Beneficiary.

6.07.  VESTED BENEFITS

Subject to paragraph (c), the benefit payable under the Plan to any Participant will equal:

(a) 100 percent of the value of his or her Nonqualified Employee Deferral and Nonqualified Stock Option Accounts; and

(b) Subject to Sections 6.09 and the other provisions of this Section, the percentage of the undistributed value of his or her Employer Nonqualified Matching Contribution and Employer Discretionary Contribution Accounts determined under the following schedule:


                YEARS OF SERVICE                   VESTED PERCENTAGE
                ----------------                   -----------------
                  Fewer than 3                          0 percent

                        3                              20 percent

                        4                              40 percent


                                       10

                        5                              60 percent

                        6                              80 percent

                  7 or more                           100 percent

Any forfeitures that arise from a Participant's termination of employment before he or she is fully vested (other than terminations described in Section 6.07(c)(i) and (ii)) in his or her Employer Nonqualified Matching Contribution or Employer Discretionary Contribution Accounts are fully vested will, in the Company's discretion, be used to reduce future Employer Nonqualified Matching or Employer Discretionary Contributions.



(c) A Participant's Employer Nonqualified Matching Contribution and Employer Discretionary Contribution Accounts will be fully vested and nonforfeitable if
(i) the Participant dies while actively employed by the Company or any Affiliate or (ii) the Participant becomes disabled (as defined in Section 6.04) while actively employed by the Company or any Affiliate.

6.08.  DISTRIBUTION OF BENEFITS AND ORDER OF DISTRIBUTION

(a) Benefit distributions will begin not later than 60 days after the date the benefit is payable.

(b) Benefits will be distributed proportionately from each Participant's or Beneficiary's Nonqualified Employee Deferral Account, Employer Nonqualified Matching Contribution Account, and Employer Discretionary Contribution Account. Benefits will be paid from the Participant's or Beneficiary's Nonqualified Stock Option Account only after the three Accounts named in the preceding sentence have been exhausted.

6.09     EFFECT OF CHANGE IN CONTROL

(a) If, within 12 calendar months after a Change in Control, (i) a Participant terminates employment with the Company and each Affiliate for "Good Reason" or
(ii) his or her employment with the Company and each Affiliate is terminated without "Cause," the amount credited to his or her Employer Discretionary Contribution Account and Employer Nonqualified Matching Contribution Account will be 100 percent vested and will be distributed in a lump sum within 60 days after the date the Participant's employment terminates.

 (b)     For purposes of this Section:

         (i) "Cause" means a termination of the Participant's employment for any of the following reasons (A) any unauthorized disclosure by the Participant of the Company's or Affiliate's business practices or accounts to a competitor which results in serious damage to the Company or an Affiliate, (B) willful and wrongful misappropriation by the Participant of funds, property or rights of the Company or an Affiliate that results in serious damage to the Company or an Affiliate, (C) willful and wrongful destruction of business records or other property by the Participant, that results in serious damage to the

         Company or an Affiliate, (D) conviction of the Participant of a felony involving moral turpitude or, as the result of a plea bargain, conviction of the Participant of a misdemeanor, provided the Participant was originally charged (prior to the plea bargain) with a felony involving moral turpitude, (E) gross and willful misconduct by the Participant which results in serious damage to the Company or an Affiliate or (F) the Participant's material breach of, or inability to perform his or her regularly assigned duties other than by reason of disability (as defined in Section 6.04).

         (iii) "Good Reason" means a termination of employment because the Company or Affiliate (A) reduced the Participant's base salary for any reason other than in connection with the termination of his or her employment, (B) for any reason other than in connection with the termination of the Participant's employment, the Company or Affiliate materially reduces any fringe benefit provided to the Participant below the level of such fringe benefit provided generally to other actively employed similarly situated executives of the Company or Affiliate, unless the Company or Affiliate agrees to fully compensate the Participant for any such material reduction, (C) the Company or Affiliate assigns the Participant duties inconsistent in any respect with his or her position (including, without limitation, his status, office and title), authority, duties or responsibilities allotted to the Participant before the Change in Control or takes any other action that results in a material diminution in such position, authority, duties or responsibilities or (D) the Company or Affiliate otherwise materially breaches or is unable to perform its normal obligations to the Participant under this Plan or any other plan, program or contract.


6.10 SPECIAL PROVISIONS RELATED TO "GOLDEN PARACHUTE" AMOUNTS AND ACCELERATED INCOME TAX LIABILITIES

(a) If any provision under this Plan, when combined with similar provisions under any other plan, program or contract between the Company, an Affiliate or any Participant, results in a "golden parachute" payment larger than the limit prescribed in Code (delta)280G, the Committee and the Trustee will proportionately reduce benefits payable under this Plan and any other plan, program or contract to the limit prescribed by Code (delta)280G.

(b) If the Internal Revenue Service or any other taxing authority establishes that a Participant is in constructive receipt of any Plan benefit, the Committee will direct the Trustee to distribute (and the Trustee will immediately distribute) to the Participant a lump sum amount equal to (i) the amount in which the Participant is deemed to be in constructive receipt plus (ii) the additional amount the Participant needs to pay the additional taxes, interest and penalties arising from that determination.

                                   ARTICLE VII
                                 PLAN COMMITTEE

7.01.  APPOINTMENT OF COMMITTEE

The Board will appoint a committee of at least three persons to administer the Plan. A Committee member may resign at any time by sending written notice to the Board specifying the effective date of his or her termination (which must always be prospective). Vacancies in the Committee will be filled by the Board as the need arises. Also, in its sole discretion, the Board may remove any Committee member at any time by giving written notice of removal to the affected Committee member and specifying the effective date of that action (which must always be prospective).

7.02.  POWERS AND DUTIES

The Committee is fully empowered to exercise complete discretion to administer the Plan and to construe and apply all of its provisions. The Committee may delegate any of its powers and duties to any other person or organization. These powers and duties include:

(a) Deciding which employees are Executives, which of them may participate in the Plan and the value of their benefit;

(b) Resolving disputes that may arise with regard to the rights of Executives, Participants and their legal representatives or Beneficiaries under the terms of the Plan. Subject to Section 7.08, the Committee's decisions in these matters will be final in each case;

(c) Obtaining from each Employer, Participant and Beneficiary information that the Committee needs to determine any Participant's or Beneficiary's rights and benefits under the Plan. The Committee may rely conclusively upon any information furnished by an Employer, a Participant or Beneficiary;

(d) Compiling and maintaining all records it needs to administer the Plan;

(e) Upon request, furnishing the Company with reasonable and appropriate reports of its administration of the Plan;

(f) Authorizing the distribution of all benefits that are payable under the Plan;

(g) Engaging legal, administrative, actuarial, investment, accounting, consulting and other professional services that the Committee believes are necessary and appropriate;

(h) Adopting rules and regulations for the administration of the Plan that are not inconsistent with the terms of the Plan; and

(i) Doing and performing any other acts provided for in the Plan.


7.03.  ACTIONS BY THE COMMITTEE

The Committee may act at a meeting, or in writing without a meeting, by the vote or assent of a majority of its members. The Committee will appoint one of its members to act as a secretary to


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

record all Committee action. The Committee also may authorize one or more of its members to execute papers and perform other ministerial duties on behalf of the Committee.

7.04.  INTERESTED COMMITTEE MEMBERS

No member of the Committee may participate in any Committee action that directly and uniquely affects that member's individual interest in the Plan; these matters will be determined by a majority of the remainder of the Committee.

7.05.  INDEMNIFICATION

(a) The Company will indemnify and hold harmless any Committee member or employee who performs services to or on behalf of the Plan ("Indemnified Party") against all liabilities and all reasonable expenses (including attorney fees and amounts paid in settlement other than to the Employer) incurred or paid in connection with any threatened or pending action, suit or proceeding brought by any party in connection with the Plan. However, this indemnification will not extend to any Indemnified Party whose conduct in connection with the Plan is found to have been grossly negligent or wrongful. This determination will be based on any final judgment rendered in connection with the action, suit or proceeding complaining of the conduct or its effect or, if no final judgment is rendered, by a majority of the Board or by independent counsel to whom the Board has referred the matter.

(b) The obligations under this section may be satisfied, in the Company's discretion, through the purchase of a policy or policies of insurance providing equivalent protection.

7.06.  CONCLUSIVENESS OF ACTION

Subject to Section 7.08, any action on matters within the discretion of the Committee will be conclusive, final and binding upon all Participants and upon all persons claiming any rights hereunder including Beneficiaries.

7.07.  PAYMENT OF EXPENSES

(a) Committee members will not be separately compensated for their services as Committee members. However, the Employer will reimburse Committee members for all appropriate expenses they incur while carrying out their Plan duties.

(b) The compensation or fees of accountants, counsel and other specialists and any other costs of administering the Plan will be paid by the Company or allocated among Employers.

7.08.  CLAIMS PROCEDURE

(a) FILING CLAIMS. Any Participant or Beneficiary who believes that he or she is entitled to an unpaid Plan benefit may file a claim with the Committee.


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

(b) NOTIFICATION TO CLAIMANT. If a claim is wholly or partially denied, the Committee will send a written notice of denial to the claimant. This notice must be written in a manner calculated to be understood by the claimant and must include:

         (i)  The specific reason or reasons for which the claim was denied;

         (ii) Specific reference to pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the claim;

         (iii) A description of any additional material or information that the claimant may file to perfect the claim and an explanation of why this material or information is necessary; and

         (iv) A description of the steps the claimant may take to appeal an adverse determination.

The Committee will render its decision within 90 days of receiving a benefit claim. However, if special circumstances (such as the need for additional information) require additional time, this decision will be rendered as soon as possible, but, not later than 180 days after receipt of the claim and only if the Committee notifies the claimant, in writing, that it needs more time to review a claim and why that additional time is needed. If the Committee does not issue its decision within this period, the claim will be deemed to have been denied.

(c) REVIEW PROCEDURE. If a claim has been wholly or partially denied, the affected claimant, or his or her authorized representative may:

         (i) Request that the Committee reconsider its initial denial by filing a written appeal no more than 60 days after receiving written notice that all or part of the initial claim was denied;

         (ii) Review pertinent documents and other material upon which the Committee relied when denying the initial claim; and

         (iii) Submit a written description of the reasons for which the claimant disagrees with the Committee's initial adverse decision.

An appeal of an initial denial of benefits and all supporting material must be made in writing and directed to the Committee. The Committee is solely responsible for reviewing all benefit claims and appeals and taking all appropriate steps to implement its decision.

The Committee's decision on review will be sent to the claimant in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the appeal.

The Committee will render its decision within 60 days of receiving a benefit appeal. However, if special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) require additional time, this decision will be rendered as soon as possible, but not later than 120 days after receipt of the claimant's written appeal and only if the Committee notifies the claimant, in writing, that it needs more time to review an appeal and why that additional time is needed. If the Committee does not issue its decision within this period, the claim will be deemed to have been denied.


                                  ARTICLE VIII
                              AMENDMENT TO THE PLAN

8.01.  RIGHT TO AMEND

(a) Subject to paragraph (b), the Company may modify, alter or amend the Plan or the Trust Agreement at any time. However, no amendment may affect any Participant's or Beneficiary's right to receive the value of benefits accrued under the Plan before the effective date of that amendment.

(b) Regardless of the rights reserved in Section 9.01(a), none of the Company, any Affiliate or any successor to any of them may amend either the Plan or the Trust Agreement after a Change of Control.


8.02.  AMENDMENT PROCEDURE

The Board of Directors, an executive committee of the Board of Directors, or other Board committee or any executive officer to which or to whom the Board of Directors delegates discretionary authority over the Plan, may exercise the Company's right to amend the Plan.


                                   ARTICLE IX
                             TERMINATION OF THE PLAN

9.01.  RIGHT TO TERMINATE

(a) Subject to paragraph (b), the Company may terminate the Plan or the Trust Agreement in whole or in part at any time by written action of its. Each Participant affected by a full or partial Plan termination or by a complete discontinuance of contributions will be 100 percent vested in the value of all of his or her Accounts. Also, the Committee may (a) distribute an affected Participant's Accounts at the time the Plan terminates or partially terminates, even if this date is earlier than the date benefits otherwise would be distributed under Article VI or (b) hold those benefits until they are otherwise payable under the terms of the Plan.

(b) Regardless of the rights reserved in Section 9.01(a), none of the Company, any Affiliate or any successor to any of them may terminate the Trust Agreement after a Change of Control.

9.02.  PLAN MERGER AND CONSOLIDATION

If the Plan is merged into or consolidated with any other plan, each affected Participant will be entitled to a benefit immediately after the merger, consolidation or transfer (determined as if the surviving plan had then terminated) at least equal to the benefit he or she had accrued immediately before the merger or consolidation (determined as if the Plan terminated immediately before that merger or consolidation).

9.03.  SUCCESSOR EMPLOYER

If any Employer dissolves into, reorganizes, merges into or consolidates with another business entity, provision may be made by which the successor will continue the Plan, in which case the successor will be substituted for the Employer under the terms and provisions of this Plan. The substitution of the successor for the Employer will constitute an assumption by the successor of all Plan liabilities and the successor will have all of the powers, duties and responsibilities of the Employer under the Plan.


                                    ARTICLE X
                                     FUNDING

This Plan constitutes an unfunded, unsecured promise by the Company to pay only those benefits that are accrued by Participants under the terms of the Plan. Neither the Company nor any Affiliate will segregate any assets into a fund established exclusively to pay Plan benefits unless the Company, in its sole discretion, establishes a trust for the purpose of holding assets from which all or part of a Plan benefit may be paid. In this case, the Company will calculate the amounts to be credited under each Participant's Accounts under Article III and transfer that amount to the Trustee no later than the end of the second calendar month beginning after the end of the fiscal year for which the contribution is made. Also, neither the Company nor any Affiliate is required to pay any interest on any contribution that is transferred to the trustee within the period described in the preceding sentence. Neither the Company nor any Affiliate is liable for the payment of Plan benefits that are actually paid from a trust established for that purpose. However, the Company (and each Affiliate) are obliged to pay any benefits not paid from any trust. Also, Participants, Beneficiaries and other persons claiming a Plan benefit through them have only the rights of general unsecured creditors and do not have any interest in or right to any specific asset of any Employer. Nothing in this Plan constitutes a guaranty by the Company, any Affiliate or any other entity or person that the assets of the Employer or any Affiliate will be sufficient to pay Plan benefits.

                                   ARTICLE XI
                                  MISCELLANEOUS


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

11.01.  VOLUNTARY PLAN

The Plan is purely voluntary on the part of each Employer; neither the establishment of the Plan nor any amendment to it nor the creation of any fund or account nor the payment of any benefits may be construed as giving any person
(a) a legal or equitable right against any Employer or the Committee other than those specifically granted under the Plan or conferred by affirmative action of the Committee or any Employer in a manner that is consistent with the terms and provisions of this Plan or (b) the right to be retained in the service of any Employer. All Participants remain subject to discharge to the same extent as though this Plan had not been established.

11.02.  NON-ALIENATION OF BENEFITS

The right of a Participant, Beneficiary or any other person to receive Plan benefits may not be assigned, transferred, pledged or encumbered except as provided in the Participant's Beneficiary designation, by will or by applicable laws of descent and distribution. Any attempt to assign, transfer, pledge or encumber a Plan benefit will be null and void and of no legal effect.

11.03.  INABILITY TO RECEIVE BENEFITS

Any Plan benefit payable to a Participant or Beneficiary who is declared incompetent will be paid to the guardian, conservator or other person legally charged with the care of his or her person or estate. Also, if the Committee, in its sole discretion, concludes that a Participant or Beneficiary is unable to manage his or her financial affairs, the Committee may, but is not required to, direct the Company or Trustee to distribute Plan benefits to any one or more of his or her Spouse, lineal ascendants or descendants or other close living relatives of the Participant or Beneficiary who demonstrates to the satisfaction of the Committee the propriety of those distributions. Any payment made under this Section will completely discharge the Plan's liability with respect to that payment. The Committee is not required to see to the application of any distribution made to any person.


11.04.  LOST PARTICIPANTS

Each Participant is obliged to keep the Committee apprised of his or her current mailing address and that of his or her Beneficiary. The Committee's obligation to search for any Participant or Beneficiary is limited to sending a registered or certified letter to the Participant's or Beneficiary's last known address. Any amounts credited to the Accounts of any Participant or Beneficiary who does not file a claim for benefits with the Committee will be forfeited no later than 12 months after benefits are otherwise payable and, in the Company's discretion, be used to reduce future Employer Nonqualified Matching or Employer Discretionary Contributions. However, this forfeited benefit will be restored and paid if the Committee subsequently approves a claim for benefits under the procedures described in Section 7.08.

11.05.  LIMITATION OF RIGHTS


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

Nothing in the Plan, expressed or implied, is intended or may be construed as conferring upon or giving to any person, firm or association (other than the Company, an Affiliate, Participants, their Beneficiaries and their successors in interest) any right, remedy or claim under or by reason of this Plan.

11.06.  INVALID PROVISION

If any provision of this Plan is held to be illegal or invalid for any reason, the Plan will be construed and enforced as if the offending provision had not been included in the Plan. However, that determination will not affect the legality or validity of the remaining parts of this Plan.

11.07.  ONE PLAN

This Plan may be executed in any number of counterparts, each of which will be deemed to be an original.

11.08.  GOVERNING LAW

The Plan will be governed by and construed in accordance with the laws of the United States and, to the extent applicable, the laws of Ohio.


IN WITNESS WHEREOF, the undersigned authorized officer of the Company has executed this Plan to be effective as of December 1, 1999.

                              LIQUI-BOX CORPORATION


                              By: _______________________________
                              Print Name: ________________________
                              Title: ______________________________

Date: ____________


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